Exhibit 99.3
                               FIRST AMENDMENT TO
                                CREDIT AGREEMENT


         This First Amendment to Credit Agreement (this "Amendment") is entered into as of September 24, 1996 among SPEEDWAY MOTORSPORTS, INC., a Delaware corporation ("Speedway Motorsports"), SPEEDWAY FUNDING CORP., a Delaware corporation ("Speedway Funding" - each a Borrower and collectively the "Borrowers"), certain of Speedway Motorsports' Subsidiaries and related parties (individually a "Guarantor" and collectively the "Guarantors"), NATIONSBANK, N.A., as Agent, and the Lenders party to the Credit Agreement (as defined below). All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement.

                                    RECITALS

         1. The Borrowers, the Guarantors, the Agent and the Lenders entered into that certain Credit Agreement dated as of March 7, 1996 (as amended, modified or supplemented from time to time, the "Credit Agreement").

         2. The Borrowers have requested, and the Lenders have agreed, to amend certain terms of the Credit Agreement as set forth below.

                                    AGREEMENT

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as amended as follows:

         A. Amendments. The Credit Agreement is amended as follows:

                  1. The definition of "Applicable Percentage" in Section 1.1 is amended to read as follows:

                           "Applicable Percentage" means

                           for purposes of calculating the applicable interest
                  rate for any day for any Loan, the applicable Standby Letter of Credit Fee for any day for purposes of Section 3.5 (b) or the applicable Trade Letter of Credit Fee for any day for purposes of Section 3.5 (b) or the appropriate applicable percentage set forth below corresponding to the Consolidated Debt Ratio in effect as of the most recent Calculation Date:


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

                    ============ ----------------------- --------------- -------------- --------------- ================
                       Pricing        Consolidated         Applicable      Applicable   Applicable        Applicable
                       Level           Debt Ratio          Percentage      Percentage   Percentage       Percentage
                                                               for            for       for Standby        for Trade
                                                           Eurodollar         Base      Letter of          Letter of
                                                              Loans        Rate Loans   Credit Fee        Credit Fee
                    ============ ----------------------- --------------- -------------- --------------- ================
                           I     Less than or equal to        1.00%            0%            1.00%           0.25%
                                 1.00 to 1.00
                    ============ ----------------------- --------------- -------------- --------------- ================
                          II     Less than or equal to        1.25%            0%            1.25%           0.25%
                                 2.00 to 1.00 but
                                 greater than 1.00 to
                                 1.00
                    ============ ----------------------- --------------- -------------- --------------- ================
                        III      Less than or equal to        1.50%           0.25%          1.50%           0.25%
                                 3.00 to 1.00 but
                                 greater than 2.00 to
                                 1.00
                    ============ ======================= =============== ============== =============== ================
                         IV      Greater than 3.00 to         1.75%           0.50%          1.75%           0.25%
                                 1.00
                    ============ ======================= =============== ============== =============== ================


                  Determination of the appropriate Applicable Percentages shall be made as of each Calculation Date. The Consolidated Debt Ratio in effect as of a Calculation Date shall establish the Applicable Percentages for the Loans, the Standby Letter of Credit Fee and the Trade Letter of Credit Fee that shall be effective as of the date designated by the Agent as the Applicable Percentage Change Date. The Agent shall determine the Applicable Percentages as of each Calculation Date and shall promptly notify the Borrowers and the Lenders of the Applicable Percentages so determined and of the Applicable Percentage Change Date. Such determinations by the Agent of the Applicable Percentages shall be conclusive absent demonstrable error. The initial Applicable Percentage[s] shall be based on Pricing Level I until the first Applicable Percentage Change Date occurring after the Closing Date."

                  2. The definition of "Consolidated Debt Ratio" in Section 1.1 is renamed "Consolidated Total Debt Ratio" and is moved to the correct alphabetical order.

                  3. Two new definitions are added to Section 1.1. in the correct alphabetical order:

                           "Senior Debt Ratio" means, as of any Calculation
                  Date, the ratio of (i) Senior Funded Indebtedness of Speedway Motorsports and its Subsidiaries on a consolidated basis as of such Calculation Date, to (ii) Consolidated EBITDA for the four-quarter period ended as of such Calculation Date.

                           "Senior Funded Indebtedness" means Funded
                  Indebtedness that is not subordinated."

                  4. Section 3.3 (b)(iv) is amended to read as follows:

                           "(iv) Application. All prepayments made pursuant to
                  this Section 3.3(b) shall be subject to Section 3.11 and shall be applied first to Base Rate Loans and then to Eurodollars Loans in direct order of Interest Period maturities. Prepayments under this Section 3.3(b)(ii) and (iii) shall permanently reduce the Committed Amount; provided, however, that no such reduction in the Committed Amount shall be required in connection with the issuance by Speedway Motorsports of up to $77,000,000 convertible subordinated debentures due 2003."

                  5. Section 7.11(c) is amended to read as follows:

                           "(c) Consolidated Total Debt Ratio. The Consolidated
                  Total Debt Ratio at each Calculation Date shall be no greater than (i) 4.0 to 1.0 through and including December 31, 1997 and (ii) 3.0 to 1.0 at each Calculation Date thereafter."

                  6. A new Section 7.11(e) is added to the Credit Agreement to read as follows:

                           "(e) Consolidated Senior Debt Ratio. The Consolidated
                  Senior Debt Ratio at each Calculation Date shall be no greater than 3.0 to 1.0."

                  7. Section 8.13 is amended to read as follows:

                           "8.13 Capital Expenditures. Consolidated Capital
                  Expenditures (exclusive of acquisitions permitted by Section 8.4(c) and exclusive of capital expenditures incurred in connection with Texas Motor Speedway through the period ending December 31, 1997) during any fiscal year shall not exceed (i) $80,000,000 in the aggregate for fiscal years 1996 and 1997; and (ii) $40,000,000 for fiscal year 1998 and for each fiscal year thereafter."

         B. Representations and Warranties. The Borrowers hereby represent and warrant to the Agent and the Lenders that (a) no Default or Event of Default exists under the Credit Agreement or any of the other Credit Documents; (b) all of the provisions of the Credit Documents, except as amended hereby, are in full force and effect; (c) the liens created and evidenced by the Credit Documents are valid and existing liens of the recited priority; and (d) since the date of the last financial statements of the Borrowers delivered to the Lenders, no Material Adverse Effect has occurred in the business, financial or other conditions of the Borrowers.

         C. Acknowledgement of Guarantors. The Guarantors acknowledge and consent to all of the terms and conditions of this Amendment and agree that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge the Guarantors' obligations under the Credit Agreement.

         D. Effect of Amendment. Except as expressly modified and amended in this Amendment, all of the terms, provisions and conditions of the Credit Agreement are and shall remain in full force and effect and are incorporated herein by reference. The Credit Agreement and any and all other documents heretofore, now or hereafter executed and delivered pursuant to the terms of the Credit Agreement are hereby amended so that any reference to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.

         E. Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

         F. Entirety. This Amendment and the other Credit Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof. These Credit Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no oral agreements between the parties.

         G. Governing Law. This Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of North Carolina.

         The parties below have executed this Amendment as of the day and year first above written.

BORROWERS:

                     SPEEDWAY MOTORSPORTS, INC., a Delaware corporation


                      By /s/ William R. Brooks
                         ___________________________________

                      Title Vice President
                            ________________________________


                      SPEEDWAY FUNDING CORP., a Delaware corporation

                      By /s/ William R. Brooks
                         ___________________________________

                      Title President
                            ________________________________



GUARANTORS:

                      ATLANTA MOTOR SPEEDWAY, INC., a Georgia corporation


                      By /s/ William R. Brooks
                        ___________________________________

                      Title Vice President
                           ________________________________


                      CHARLOTTE MOTOR SPEEDWAY, INC., a North Carolina corporation


                      By /s/ William R. Brooks
                        ___________________________________

                      Title Vice President
                           ________________________________


                      TEXAS MOTOR SPEEDWAY, INC., a Texas corporation


                      By /s/ William R. Brooks
                        ___________________________________

                      Title Vice President
                           ________________________________

                      600 RACING, INC., a North
                      Carolina corporation


                      By /s/ William R. Brooks
                         ___________________________________

                      Title Vice President
                           ________________________________


                      BRISTOL MOTOR SPEEDWAY, INC., a Tennessee corporation


                      By /s/ William R. Brooks
                        ___________________________________

                      Title Vice President
                           ________________________________


                              [SIGNATURES CONTINUE]

LENDERS:


                      BANK ONE, TEXAS, N.A.


                      By /s/
                        ___________________________________

                      Title Vice President
                           ________________________________


                      FIRST AMERICAN NATIONAL BANK


                      By /s/ Russell S. Rogers
                         ___________________________________

                      Title Vice President
                           ________________________________


                      FIRST UNION NATIONAL BANK
                      OF NORTH CAROLINA


                      By /s/
                        ___________________________________

                      Title Sr. Vice President
                           ________________________________


                      FLEET BANK OF MASSACHUSETTS


                      By /s/
                        ___________________________________

                      Title Vice President
                           ________________________________


                      NATIONSBANK, N.A.


                      By /s/ James E. Nash Jr.
                        ___________________________________

                      Title SVP
                           ________________________________


                      SOUTHTRUST BANK


                      By /s/
                        ___________________________________

                      Title Group Vice President
                           ________________________________

AGENT:

                      NATIONSBANK, N.A.



                      By /s/ James E. Nash Jr.
                        ___________________________________

                      Title SVP
                           ________________________________


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